                                                                     Exhibit 5.1

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                          July 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                 Re: Healthcare Services Group, Inc.
                     Registration Statement on Form S-8
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Gentlemen:

            Reference  is made to the  Registration  Statement  on Form S-8 (the
"Registration Statement"),  filed with the Securities and Exchange Commission by
Healthcare Services group, Inc., a Pennsylvania corporation (the "Company"). The
Registration Statement relates to 550,000 shares (the "Shares") of common stock, par value $.01 per share (the  "Common  Stock").  The Shares  will be issued and sold by the Company in accordance with the Company's 2002 Stock Option Plan (the
"Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plan and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan will be duly and validly issued, fully paid and non-assessable.

                               Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP